Exhibit 10.2

PARKER-HANNIFIN CORPORATION

Claw-back Policy

NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby adopts a claw-back policy on the following terms and conditions, effective with respect to annual incentives or other performance-based compensation granted or paid on or after July 1, 2009:

Each Officer shall repay or forfeit, to the fullest extent provided by law, any annual incentive or other performance-based compensation, including RONA, Target Incentive, and LTIP bonus payments received by him or her if:

•

the payment, grant or vesting of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of the Corporation’s financial statements filed with the Securities and Exchange Commission,

•	the Board determines in its sole discretion, exercised in good faith, that the Corporate Officer engaged in fraud or misconduct that caused or contributed to the need for the restatement,

•	the amount of the compensation that would have been received by the Corporate Officer had the financial results been properly reported would have been lower than the amount actually received, and

•

the Board determines in its sole discretion that it is in the best interests of the Corporation and its stockholders for the Corporate Officer to repay or forfeit all or any portion of the compensation.

The Board, acting solely by the independent Directors as identified under the applicable exchange listing standards, shall have full and final authority to make all determinations under this policy, including without limitation whether the policy applies and if so, the amount of compensation to be repaid or forfeited by the Corporate Officer. All determinations and decisions made by the Board pursuant to the provisions of this policy shall be final, conclusive and binding on all persons, including the Corporation, its affiliates, its stockholders and employees.

From and after July 1, 2009, each award agreement or other document setting forth the terms and conditions of any annual incentive or other performance-based award granted to a Corporate Officer shall include a provision incorporating the requirements of this policy. The remedy specified in this policy shall not be exclusive and shall be in addition to every other right or remedy at law or in equity that may be available to the Corporation.